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                                                                    EXHIBIT 5(a)

                                 April 4, 1997

C-TEC CORPORATION                                     RAYMOND B. OSTROSKI
105 Carnegie Center, 3rd Floor                        EXECUTIVE VICE PRESIDENT
Princeton, New Jersey 08540                           AND GENERAL COUNCIL
609 734 3803
Facsimile 609 734 3830




Gentlemen:

                  I am the Executive Vice President and General Counsel of C-TEC Corporation, a Pennsylvania corporation (the "Company"), and as such, I have acted as counsel for the Company in connection with the proposed issuance by the Company of up to 25,000 shares of Common Stock, par value of $1.00 per share (the "Shares"), pursuant to the Company's 1997 Non-Management Directors' Stock Compensation Plan (the "Plan") and the registration of the Shares pursuant to the Registration Statement on Form S-8 (together with all exhibits thereto, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Act").

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

                  I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate certificates of public officials, certificates of officers or representatives of the Company and others, as I have deemed necessary or appropriate for the purpose of rendering this opinion.

                  I am a member of the Bar of the Commonwealth of Pennsylvania and the opinion expressed herein is limited to the law of the Commonwealth of Pennsylvania and Federal law of the United States of America.
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C-TEC Corporation
April 4, 1997
Page Two

                  Based upon and subject to the foregoing, I am of the opinion that the Shares have been duly and validly authorized for issuance and, when and to the extent issued pursuant to the Plan, will be validly issued, fully paid and nonassessable.

                  I consent to the filing of this opinion with the Commission as
Exhibit 5(a) to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required by the Act.

                                             Very truly yours,

                                             /s/Raymond B. Ostroski
                                             -------------------------------
                                             Raymond B. Ostroski, Esq.